UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019 (May 6, 2019)

FEDERATED INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, no par value	FII	New York Stock Exchange

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 6, 2019, Federated Investors, Inc. (Federated) and PNC Capital Advisors LLC (PCA) entered into a definitive Transaction Agreement for Federated to acquire certain assets relating to components of PNC’s investment management business. PCA’s parent company, PNC Bank, N.A., also joined as a party to the definitive Transaction Agreement for the restrictive covenants, indemnification and certain other provisions.
The transaction includes the reorganization of PCA’s family of PNC liquidity, equity and fixed-income mutual funds into corresponding existing or new Federated mutual funds (which could involve the transition of approximately $12.4 billion in assets under management), the acquisition of certain assets related to PCA’s separate account and separately managed account business (which could involve the transition of approximately $1.5 billion in assets under management), and the transition of a six-person Cleveland-based international equity management team from PCA to Federated. The aggregate purchase price to be paid by Federated after the consummation of the transaction, and within thirty-days thereafter, is approximately $52 million. The aggregate purchase price is subject to adjustment based on certain contingencies occurring. The transaction is expected to close in the fourth quarter of 2019.
The definitive Transaction Agreement includes customary representations, warranties and covenants. The definitive Transaction Agreement also includes certain restrictive covenants relating to non-competition, non-solicitation and non-hiring of certain employees transferring to Federated applicable to PCA, its parent company and their affiliates.
The transaction has been approved by the Board of Directors of Federated and PNC’s executive committee. The transaction also is subject to certain customary closing conditions. The fund reorganizations remain subject to approval by the Board of Directors/Trustees of the Federated mutual funds, the Board of Trustees of the PNC mutual funds, and the shareholders of each PNC mutual fund involved in a fund reorganization. Consent of clients with advisory accounts in PCA’s separate account and separately managed account business also will be sought in connection with the transaction.
Attached herewith as Exhibit 99.1 is a press release issued by Federated with additional details concerning this transaction.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits:
Exhibit 99.1 - Press Release issued by Federated Investors, Inc. dated May 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC.
(REGISTRANT)

Date	May 7, 2019	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer